UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2012

The Mint Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52051	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 28, 2012, The Mint Leasing, Inc.’s (the “Company’s”) sole Director, Jerry Parish, concluded that the Company's financial statements for the (a) year ended December 31, 2010, as included in the Company’s Annual Report on Form 10-K, filed with the Commission on April 15, 2011; (b) three months ended March 31, 2011, as included in the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 23, 2011; (c) three and six months ended June 30, 2011, as included in the Company’s Quarterly Report on Form 10-Q, filed with the Commission on August 22, 2011; and (d) three and nine months ended September 30, 2011, as included in the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2011, should no longer be relied upon because such financial statements failed to account for a valuation allowance for the Company’s deferred tax assets.

The Company's sole Director has discussed the matter described above with the Company's independent auditors and the Company plans to restate its December 31, 2010 financial statements in its upcoming Form 10-K Annual Report for the year ended December 31, 2011, to correct and restate such financials as originally included therein, and to accurately account for a valuation allowance for the Company’s deferred tax assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: March 29, 2012	By: /s/ Jerry Parish
Jerry Parish President & CEO